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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K

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                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 17, 2002

                            -------------------------

                         VIRGINIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)




          Virginia                      000-22283                54-1829288
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

                            -------------------------


                               102 S. Main Street
                            Culpeper, Virginia 22701
          (Address of principal executive offices, including zip code)

                            -------------------------


                                 (540) 829-1603
              (Registrant's telephone number, including area code)


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Item 5.       Other Events and Regulation FD Disclosure

              On July 17, 2002, Virginia Financial Group, Inc. ("VFGI") issued the press release attached hereto as Exhibit 99.1, incorporated herein by reference, announcing VFGI's second quarter 2002 financial results as well as approval of a company stock repurchase plan and a cash dividend to be paid in the third quarter.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

 (a)    -     Not applicable.

 (b)    -     Not applicable.

 (c)    -     Exhibits.

              Exhibit 99.1   -   Press release, issued July 17, 2002.



           This filing contains forward-looking statements as defined by federal securities laws. These statements may address certain results that are expected or anticipated to occur or otherwise state the company's predictions for the future. These particular forward-looking statements and all other statements that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include but are not limited to: general economic conditions, significant fluctuations in interest rates that could reduce net interest margin; difficulties in executing integration plans; reduction of fee income from existing products due to market conditions; and the amount of growth in the company's general and administrative expenses. Consequently, these cautionary statements qualify all forward-looking statements made herein. Please refer to VFGI's filings with the Securities and Exchange Commission for additional information. The information provided in this filing is provided only as of the date of this filing, and VFGI undertakes no obligation to update any forward-looking statements made herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 22, 2002.

                                            VIRGINIA FINANCIAL GROUP, INC.


                                            By:        /s/  Jeffrey W. Farrar
                                                     ---------------------------
                                                     Jeffrey W. Farrar
                                                     Executive Vice President
                                                     and Chief Financial Officer

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                                  EXHIBIT INDEX

         Exhibit No.                Description
         -----------                -----------

         Exhibit 99.1  -            Press Release, dated July 17, 2002.